   As filed with the Securities and Exchange Commission on September 21, 2001

                                                     Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           CANARGO ENERGY CORPORATION
             (Exact name of Registrant as Specified in its Charter)


                    DELAWARE                                 91-0881481
         (State or Other Jurisdiction of                  (I.R.S. Employer
         Incorporation or Organization)                  Identification No.)

        C/O CANARGO SERVICES (UK) LIMITED                     SW1W 9TR
   150 BUCKINGHAM PALACE ROAD, LONDON, ENGLAND               (Zip Code)
     (Address of Principal Executive Offices)


                       1995 LONG-TERM STOCK INCENTIVE PLAN
                              (Full Title of Plan)

                                ANTHONY J. POTTER
                        C/O CANARGO SERVICES (UK) LIMITED
              150 BUCKINGHAM PALACE ROAD, LONDON, ENGLAND SW1W 9TR

                     (Name and Address of Agent for Service)

 Telephone Number, Including Area Code, of Agent for Service: (44) 207 808-4700

                                    Copy to:
                            PETER A. BASILEVSKY, ESQ.
                      SATTERLEE STEPHENS BURKE & BURKE LLP
                                 230 PARK AVENUE
                          NEW YORK, NEW YORK 10169-0079
                                 (212) 818-9200

                         CALCULATION OF REGISTRATION FEE

                                         Proposed Maximum     Proposed Maximum
Title of Securities    Amount to be     Offering Price per   Aggregate Offering      Amount of
  to be Registered     Registered*            Share**              Price**        Registration Fee
--------------------   --------------   ------------------   ------------------   ----------------
Common Stock
$.10 par value         3,500,000 shs.       $0.35                $1,225,000           $306.25

* This registration statement also covers such indeterminable number of additional shares as may become deliverable as a result of future adjustments in accordance with the terms of the Plan.

** Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the bid and asked prices of the Company's Common Stock on the OTC Bulletin Board on
   September 19, 2001.

                                     PART II
Explanatory Note

         This registration statement is being filed to register additional shares of the Registrant's common stock pursuant to the Registrant's 1995 Long-Term Incentive Plan (the "Plan"). The Registrant initially registered 750,000 shares (after giving effect to a one-for-two reverse stock split effected on July 5, 1998) of the Registrant's common stock issuable under the Plan on Form S-8 File No. 333-02651 (the "Initial Form S-8") as filed by Registrant with the Securities and Exchange Commission (the "Commission") on April 19, 1996. The Registrant subsequently registered an additional 3,250,000 shares of the Registrant's common stock issuable under the Plan on Form S-8 File No. 33-86423 (together with the Initial Form S-8, the "Form S-8s") as filed by the Registrant with the Commission on September 2, 1999. The contents of both Form S-8s are hereby incorporated herein by reference.

Item 8.  Exhibits

4.1 1995 Long-Term Incentive Plan (Incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-1 Registration Statement, File No. 333-72295 filed with the Commission on July 29, 1999)

5.1 Opinion of Satterlee Stephens Burke & Burke LLP as to the legality of the securities being registered

23.1 Consent of Independent Accountants

23.2 Consent of Satterlee Stephens Burke & Burke LLP (included in their opinion filed as Exhibit 5.1)

24.1 Power of Attorney (included on signature page)

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on this 19th day of September, 2001.


                                         CANARGO ENERGY CORPORATION


                                         By: /s/Anthony J. Potter
                                             -------------------------
                                              Anthony J. Potter
                                              Chief Financial Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned officers and directors of CanArgo Energy Corporation, a Delaware corporation, do hereby constitute and appoint David Robson and Anthony J. Potter, and either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stand in any and all capacities, with power and authority to do any and all acts and things and to execute any and all instruments which said attorney-in-fact and agent, determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power of authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, post-effective amendments and supplements thereof, and to any and all instruments or documents filed as part of or in connection with such Registration Statement, and each of the undersigned hereby certifies and confirms all that said attorney-in-fact and agent, shall do or cause to be done by virtue hereof. The Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the dates indicated below.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature               Title                                  Date
---------               -----                                  ----

/s/Roger Brittain       Chairman of the Board                 September 19, 2001
---------------------
Roger Brittain


/s/Russ Hammond         Director                              September 19, 2001
---------------------
Russ Hammond


/s/David Robson         Chief Executive Officer and Director  September 19, 2001
---------------------   (Principal Executive Officer)
David Robson


/s/ Nils N. Trulsvik    Director                              September 19, 2001
---------------------
Nils N. Trulsvik


/s/ Anthony J. Potter   Chief Financial Officer (Principal    September 19, 2001
---------------------   Accounting Officer)
Anthony J. Potter

                                INDEX TO EXHIBITS

Item 8.  Exhibits

 4.1  1995 Long-Term Incentive Plan (Incorporated herein by reference to
      Post-Effective Amendment No. 1 to Form S-1 Registration Statement, File
      No. 333-72295 filed with the Commission on July 29, 1999)

 5.1 Opinion of Satterlee Stephens Burke & Burke LLP as to the legality of the securities being registered

23.1  Consent of Independent Accountants

23.2 Consent of Satterlee Stephens Burke & Burke LLP (included in their opinion filed as Exhibit 5.1)

24.1  Power of Attorney (included on signature page)